FIRST AMENDMENT TO THE
          DELTATHREE, INC. 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      WHEREAS, Section 10 of the deltathree, Inc. 2004 Non-Employee Director Stock Option Plan (the "2004 Director Plan") provides that the Board of Directors of deltatathree, Inc. (the "Board") may amend the 2004 Director Plan from time to time, provided that any amendment to increase the number of shares of deltatathree, Inc's Class A Common Stock (the "Common Stock") subject to the 2004 Director Plan is subject to approval by deltathree Inc.'s stockholders (the "Stockholders");

      WHEREAS, the Board approved in October 2005 that the 2004 Director Plan be amended to increase the aggregate number of shares of Common Stock which may be offered under the 2004 Director Plan, as set forth hereunder (the "Amendment");

      WHEREAS, the required number of Stockholders approved the Amendment at deltathree Inc.'s 2005 Annual Stockholder Meeting held on December 20, 2005; and

      WHEREAS, pursuant to the approvals received from the Board and from the Stockholders, deltathree Inc. is authorizing its Secretary to execute the Amendment to the 2004 Director Plan.

      NOW, THEREFORE, IT IS RESOLVED that the 2004 Director Plan is amended as follows:

1. Section 5 (a) of the 2004 Director Plan, is amended by adding an additional subclause (a), which additional text is marked below in all capitalized letters, and by moving original subclauses (a) and (b) to subclauses (b) and (c), respectively. As amended, the text of Section 5(a) is provided below:

      4.    SHARES; ADJUSTMENT UPON CERTAIN EVENTS

            (a) Shares Available. Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan shall not exceed (A)500,000 SHARES, PLUS (b) 351,216 Shares (which represents 600,000 Shares reserved under the 1999 Plan less the amount of Shares represented by Options previously granted under the 1999 Plan and previously exercised and/or outstanding as of September 28, 2004), plus
      (c) such additional Shares as are represented by Options previously granted under the 1999 Plan which are cancelled or expire after the date of stockholder approval of this Plan without delivery of shares of stock by the Company, except as provided in this Section. Shares subject to any Option granted hereunder, or under the 1999 Plan, which expire or are terminated or canceled prior to exercise will be available for future grants under the Plan.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 2004 Director Plan.

Except as modified herein, the 2004 Director Plan shall continue in full force and effect in accordance with its terms.

Signature:  /s/ Paul C. White
                Chief Financial Officer, Executive Vice President
                and Secretary


Dated: As of December 20, 2005.